                                 TENNECO INC.

 CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF JUNIOR PREFERRED STOCK
                   BY RESOLUTIONS OF THE BOARD OF DIRECTORS
                      PROVIDING FOR AN ISSUE OF 2,000,000
                  SHARES OF JUNIOR PREFERRED STOCK DESIGNATED
              "    % CUMULATIVE JUNIOR PREFERRED STOCK, SERIES A"

                               ----------------

  I,       ,       , of Tenneco Inc. (hereinafter referred to as the
"Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 151 thereof, DO HEREBY CERTIFY:

  That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors is authorized to issue Junior Preferred Stock, without par value, of the Corporation ("Junior Preferred Stock") in one or more series, and the Board of Directors (i) has authorized the issuance of the series of Junior Preferred Stock hereinafter provided for, and (ii) has authorized a special committee of the Board of Directors (the "Junior Preferred Stock Issuance Committee") to adopt the resolutions set forth below creating a series of 2,000,000 shares of Junior Preferred Stock,
without par value, designated as    % Cumulative Junior Preferred Stock,
Series A.

  That the Junior Preferred Stock Issuance Committee has adopted the following resolution:

    RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation and the authority vested by such Board in a Junior Preferred Stock Issuance Committee, all of the members of which are members of such Board, a series of Junior Preferred Stock, without par value, of the Corporation (the "Junior
  Preferred Stock") be, and hereby is created, to be designated "   %
  Cumulative Junior Preferred Stock, Series A" (hereinafter referred to as the "Series A Preferred Stock"), consisting of 2,000,000 shares, and the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock, are hereby fixed and stated to be as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

    Section 1. Dividends. (a) The dividend rate on the Series A Preferred
  Stock shall be $       per annum ($       per quarter-year). Dividends
  (including Additional Dividends (as defined in Section 2)) on shares of the Series A Preferred Stock shall accrue, whether or not declared, on a daily basis from the date of issuance of such shares. Accrued but unpaid dividends shall not bear interest.

    (b) Dividends on the Series A Preferred Stock shall be payable, when, as and if declared by the Board of Directors of the Corporation out of assets legally available therefor, quarter-yearly on the last days of March, June, September and December in each year (each, a "Dividend Payment Date"), with the first dividend payment date being the next Dividend Payment Date following the date of issuance. Dividends will be payable to holders of record of the Series A Preferred Stock as they appear on the stock books of the Corporation on such record dates, not more than 60 days preceding the Dividend Payment Dates. Dividends payable on the Series A Preferred Stock for any period shorter than a quarter-yearly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. The Series A Preferred Stock shall rank on a parity with each other series of Junior Preferred Stock as to the payment of dividends, except to the extent otherwise provided in Section 7 hereof or in the resolution or resolutions providing for the issuance of such other series.

    (c) If (x) the Stock Issuance (as defined in the Amended and Restated
  Agreement and Plan of Merger, dated as of        , 1996, as such may be
  amended or supplemented from time to time (the "Merger Agreement") among the Corporation, El Paso Natural Gas Company, a Delaware corporation ("El Paso") and El Paso Merger Company, a Delaware corporation) is not approved by the stockholders of El Paso (as hereinafter defined) at a special meeting of El Paso stockholders (including any adjournments or postponements thereof, the "El Paso Special Meeting") called to approve such issuance, (y) the Merger (as defined in the Merger Agreement) is effected, and (z) on or before the 30th day after the date of the El Paso Special Meeting, either Standard & Poor's Corp. or Moody's Investors Service, Inc., downgrades the rating previously given by it to the Series A Preferred Stock (the "Revised Ratings"), the annual dividend rate set forth in (a) above will be automatically subjected to a one-time upward adjustment by the amount set forth in the table below opposite the applicable Revised Rating, effective as of the date of original issuance of the Series A Preferred Stock.

                                                                         ANNUAL
                                                                        DIVIDEND
                                                                          RATE
      REVISED RATINGS (MOODY'S/S&P)                                     INCREASE
      -----------------------------                                     --------
      Ba1/BBB- or Baa3/BB+.............................................     %
      Ba1/BB+..........................................................     %
      Ba2/BB+ or Ba1/BB................................................     %
      Ba2/BB...........................................................     %
      Ba3/BB or BA2/BB-................................................     %
      Ba3/BB-..........................................................     %

    If any such adjustment to the annual dividend rate occurs after a Dividend Payment Date as to which the Corporation previously paid dividends on the Series A Preferred Stock, additional dividends will be payable on each share of Series A Preferred Stock on the next succeeding Dividend Payment Date (or if such adjustment occurs after the dividend payable on the next succeeding Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of such adjustment) to the holder of record of such share of Series A Preferred Stock as of the record date established for such succeeding Dividend Payment Date (or second succeeding Dividend Payment Date, as the case may be) in an amount equal to the excess of (x) the aggregate amount of dividends that would have been payable on such share on all Dividend Payment Dates as to which the Corporation previously paid dividends on the Series A Preferred Stock if dividends accrued from the date of issuance of the Series A Preferred Stock at the adjusted annual dividend rate over (y) the aggregate amount of dividends actually paid with respect to such share of Series A Preferred Stock. If the annual dividend rate is adjusted as provided above, the Corporation will cause notice of such adjustment to be sent to the holders of record of the Series A Preferred Stock as they appear in the stock register of the Corporation.

    Section 2. Changes in the Dividends Received Percentage. (a) Notwithstanding Section 1 hereof, if one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage") to below 70%, the amount of each dividend payable per share of the Series A Preferred Stock for dividend payments made on or after the effective date of such change (or the second succeeding dividend payment after such effective date, as hereinafter described) will be adjusted by multiplying the amount of the dividend payable pursuant to Section 1 (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                              1 - (.35 (1 - .70))
                           -------------------------
                              1 - (.35 (1 - DRP))

    For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions of this Section 2, in the event that, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Series A Preferred Stock, then any such amendment will not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence must be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. The Corporation's calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent public accountants then regularly engaged by the Corporation, will be final and not subject to review absent manifest error.

    (b) If any amendment to the Code which reduces the Dividends Received Percentage to below 70% is enacted after a dividend payable on a Dividend Payment Date has been declared but prior to the applicable dividend payment date, the amount of dividend payable on such Dividend Payment Date will not be increased. Instead, an amount, equal to the excess of (x) the product of the dividends paid by the Corporation on such Dividend Payment Date and the factor derived from the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage for such dividends) over (y) the dividends paid by the Corporation on such Dividend Payment Date, will be payable to holders of record as of the record date established for the next succeeding Dividend Payment Date in addition to any other amounts payable on such date. Notwithstanding the foregoing, no such additional dividend will be payable pursuant to this Section 2 if such amendment to the Code would not result in an adjustment to the DRD Formula due to the Corporation having received either an opinion of counsel or tax ruling referred to in paragraph (a) of this Section 2.

    (c) If, prior to January 2, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage to below 70% and such reduction retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series A Junior Preferred Stock (each an "Affected Dividend Payment Date"), additional dividends (the "Additional DRD Dividends") will be payable out of funds legally available therefor on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record as of the record date established for such succeeding Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Affected Dividend Payment Date and the factor derived from the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage applied to each Affected Dividend Payment
  Date), over (y) the dividends paid by the Corporation on all Affected Dividend Payment Dates.

    (d) Additional DRD Dividends will not be payable in respect of the enactment of any amendment to the Code on or after January 2, 1997 which retroactively reduces the Dividends Received Percentage to below 70%, or if enacted prior to January 2, 1997, which would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in clause (a) of this Section 2. The Corporation shall only be required to make one payment of Additional DRD Dividends.

    (e) In the event that the amount of dividends payable per share of the Series A Preferred Stock are adjusted pursuant to the DRD Formula and/or Additional DRD Dividends are to be paid, the Corporation shall cause notice of each such adjustment and, if applicable, any Additional DRD Dividends, to be sent to the holders of record of the Series A Preferred Stock as they appear in the stock register of the Corporation.

    Section 3. Optional Redemption. (a) At any time or from time to time, on
  or after       , 2001, the Series A Preferred Stock may be redeemed at the option of the Corporation, in whole or in part, at a redemption price equal to $50.00 per share, plus accrued and unpaid dividends (whether or not declared) to but excluding the date fixed for redemption including any changes in dividends payable due to changes in the annual dividend rate or Dividends Received Percentage, and Additional DRD Dividends if any. If full cumulative dividends on the Series A Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, the Series A Preferred Stock shall not be redeemed in part by the Corporation pursuant to this clause (a) and the Corporation shall not purchase or acquire any shares of Series A Preferred Stock other than pursuant to
  Section 4 hereof or pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock. If fewer than all the outstanding shares of

  Series A Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro rata, by lot or by a substantially equivalent method.

    (b) If the Dividends Received Percentage is equal to or less than   %
  and, as a result, the amount of dividends on the Series A Preferred Stock payable on any Dividend Payment Date will be or is adjusted upwards as provided in Section 2, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of the Series A Preferred Stock, provided that within 60 days of the date on which an amendment to
  the Code is enacted which reduces the Dividends Received Percentage to   %
  or less, the Corporation gives notice of redemption as provided in paragraph (d) of this Section 3 to all holders of record of the Series A Preferred Stock. A redemption of the Series A Preferred Stock in accordance with this paragraph (b) shall be at the applicable redemption price set forth in the following table, in each case plus an amount equal to accrued and unpaid dividends (whether or not declared) thereon to but excluding the date fixed for redemption, including any changes in dividends payable due to changes in the annual dividend rate or Dividends Received Percentage, and Additional Dividends, if any:

                                                                      REDEMPTION
                                                                      PRICE PER
                             REDEMPTION PERIOD                          SHARE
                             -----------------                        ----------
          , 1996 to     , 1997....................................... $
          , 1997 to     , 1998.......................................
          , 1998 to     , 1999.......................................
          , 1999 to     , 2000.......................................
          , 2000 to     , 2001.......................................
          , 2001 and thereafter......................................

    (c) If at any time fewer than 200,000 shares of Series A Preferred Stock remain outstanding, the Corporation, at its option, may redeem all, but not less than all, of the outstanding Series A Preferred Stock. A redemption of the Series A Preferred Stock in accordance with this clause (c) shall be at the applicable redemption price set forth in the following table, in each case plus an amount equal to accrued but unpaid dividends (whether or not declared thereon) to but excluding the date fixed for redemption, including any changes in dividends payable due to changes in the annual dividend rate or the Dividends Received Percentage, and Additional DRD Dividends, if any:

                                                                      REDEMPTION
                                                                      PRICE PER
                             REDEMPTION PERIOD                          SHARE
                             -----------------                        ----------
      Date of Issuance to           , 1997........................... $
                , 1997 to           , 1998........................... $
                , 1998 to           , 1999........................... $
                , 1999 to           , 2000........................... $
                , 2000 to           , 2001........................... $
                , 2001 and thereafter................................ $

    (d) Notice of redemption pursuant to paragraph (a), (b) or (c) of this
  Section 3 will be given by mail, (i) not less than 30 days prior to the date fixed for redemption thereof in the case of paragraph (a) and (ii) not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, in the case of paragraphs (b) and (c), in each case to each record holder of the shares of Series A Preferred Stock to be redeemed at the address of such holder in the stock register of the Corporation. If a notice of redemption has been given, from and after the specified redemption date (unless the Corporation defaults in making payment of the redemption price), dividends on the Series A Preferred Stock so called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the redemption price) will cease. Subject to applicable escheat and similar abandoned property laws, any moneys set aside by the Corporation for such redemption and unclaimed at the end of six months from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

    Section 4. Mandatory Redemption. Upon the occurrence of a Mandatory Redemption Event, the Corporation shall redeem out of funds legally available therefor all of the outstanding shares of Series A Preferred Stock on a date (the "Mandatory Redemption Date") not more than 60 days
  after the date of such Mandatory Redemption Event at $   per share plus an
  amount equal to accrued and unpaid dividends (whether or not declared) thereon to but excluding the Mandatory Redemption Date including any changes in dividends payable due to changes in the annual dividend rate or Dividends Received Percentage, and Additional Dividends, if any.

    A "Mandatory Redemption Event" shall mean the earliest to occur of the following events:

      (i) the Transaction (as defined below) shall have been subjected to a vote by the stockholders of the Corporation at the Tenneco Special Meeting and shall not have been approved; (ii) the Transaction shall not have been approved by the requisite vote of the stockholders of the Corporation entitled to vote thereon on or prior to March 31, 1997; and
    (iii) the Corporation shall not have accepted on or prior to March 31, 1997 any indebtedness of the Corporation and its subsidiaries tendered to it pursuant to the cash tender offers made by it pursuant to the Transaction.

    "Transaction" means the reorganization of the Corporation pursuant to which (i) the Corporation and its subsidiaries will, pursuant to a
  Distribution Agreement dated as of           , 1996 (as such may be
  amended, supplemented or modified from time to time among the Corporation, New Tenneco Inc., a newly formed wholly-owned subsidiary of the Corporation ("New Tenneco"), and Newport News Shipbuilding Inc., a wholly-owned subsidiary of the Corporation ("Newport News"), undertake various intercompany transfers and distributions designed to restructure, divide and separate their various businesses and assets so that all of the assets, liabilities and operations of (A) their automotive parts, packaging and administrative services businesses ("Industrial Business") are owned and operated by New Tenneco, and (B) their shipbuilding business ("Shipbuilding Business") are owned and operated by Newport News; (ii) the Corporation will then distribute pro rata to holders of Common Stock all of the outstanding common stock of New Tenneco and Newport News; and (iii) thereafter a subsidiary of El Paso will merge with and into the Corporation, which will then consist of the remaining existing and discontinued operations of the Corporation and its subsidiaries other than those relating to the Industrial Business or the Shipbuilding Business, including the transmission and marketing of natural gas, pursuant to the Merger Agreement.

    Notice of redemption pursuant to this Section 4 will be given by mail, not less than 30 nor more than 60 days prior to the Mandatory Redemption Date to each record holder of shares of Series A Preferred Stock at the address of such holder in the stock register of the Corporation. If a notice of redemption has been given, from and after the Mandatory Redemption Date (unless the Corporation defaults in making payment of the redemption price), dividends on the Series A Preferred Stock will cease to accrue, such shares will no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the redemption price) will cease. Subject to applicable escheat and similar abandoned property laws, any moneys set aside by the Corporation for such redemption and unclaimed at the end of six months from the Mandatory Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

    Section 5. Voting. The Series A Preferred Stock shall have the following voting rights:

      (a) Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of Series A Preferred Stock.

      (b) The holders of Series A Preferred Stock, voting as a separate series from all other series of Junior Preferred Stock and classes of
    capital stock, but together as a single class with the holders of   %
    Cumulative Junior Preferred Stock, Series B, of the Corporation ("Series B Preferred Stock") and each other class or series ranking on parity with respect to dividends with the Series A Preferred

    Stock and Series B Preferred Stock and having substantially the same voting rights (together with the Series A Preferred Stock and Series B Preferred Stock, the "Voting Preferred Stock"), shall be entitled, at each annual meeting of stockholders of the Corporation, to elect a number of directors of the Corporation equivalent to the smallest number, representing at least one-sixth of the number of members of the Board of Directors as if there were no vacancies or unfilled newly created directorships on such Board, which number shall not give effect to any directors elected pursuant to paragraph (c) below. Any director so elected shall hold office until the next annual meeting and until his or her successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

      A director elected pursuant to the terms of this paragraph (b) may be removed without cause only by the holders of a majority in voting power of the outstanding Voting Preferred Stock, entitled to vote in an election of such director.

      At such time as all shares of the Voting Preferred Stock shall cease to be outstanding, the term of office of any director elected pursuant to this paragraph (b), or his or her successor, shall automatically terminate.

      (c) Whenever, at any time or times, dividends payable on the Series A Preferred Stock shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of outstanding Series A Preferred Stock shall have the exclusive right, in addition to their rights under (b) above, voting together with the Voting Junior Preferred Stock but as a separate series from all other series of Junior Preferred Stock and classes of capital stock of the Corporation, at each meeting of the stockholders held for the purpose of electing directors, to elect two directors of the Corporation, until such time as all dividends accumulated on the Series A Preferred Stock and in arrears shall have been paid in full or declared and set apart for payment, at which time the right of the holders of the Series A Preferred Stock to vote pursuant to the provisions of this clause (c) shall terminate, subject to revesting in the event of each and every subsequent default of the character and for the time above mentioned.

      At any time when voting rights shall, pursuant to the provisions of this clause (c), be vested in the Series A Preferred Stock, the number of directors of the Corporation shall be automatically increased, to the extent necessary, so that two directors may be elected by the holders of the Series A Preferred Stock, voting together with all other Voting Preferred Stock, and a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten percent in aggregate liquidation value of the Series A Preferred Stock then outstanding and other outstanding Voting Preferred Stock then entitled to vote in such election, addressed to the Secretary of the Corporation, call a special meeting of holders of the Series A Preferred Stock and of any other class or series of Voting Preferred Stock then entitled to vote in such election. Such meeting shall be held at the earliest practicable date but in no event shall a special meeting be held if the annual meeting of stockholders of the Corporation is to be held within 90 days of the receipt by the Secretary of the Corporation of such request. If such meeting shall not be called by the proper officer of the Corporation as required within 20 days after personal service of the said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States of America by certified or registered mail, return receipt requested, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent of the aggregate liquidation value of the Series A Preferred Stock then outstanding and other outstanding Voting Preferred Stock then entitled to vote in such election may designate in writing one of their number to call such meeting, and such meeting may be called by such person designated upon the notice required for annual meetings of stockholders but in no event shall a special meeting be held if the annual meeting of stockholders of the Corporation is to be held within 90 days of the receipt by the Secretary of the Corporation of such request. Any holder of the Voting Junior Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to these provisions.

      Upon any termination of the right of the holders of the Series A Junior Preferred Stock to vote for directors as a class as provided in this clause (c), the term of office of the directors so elected in accordance with this paragraph (c) shall automatically terminate and the number of directors shall be reduced accordingly.

      (d) At any meeting so called pursuant to paragraph (c) above, and at any other meeting of stockholders held for the purpose of electing directors at which the holders of the Voting Junior Preferred Stock shall have the right to elect directors as provided in paragraph (b) or paragraph (c) above, the presence in person or by proxy of a majority in voting power of the outstanding shares of the Voting Junior Preferred Stock shall be required to constitute a quorum thereof for the election of any director by the holders of the Voting Junior Preferred Stock.

      At any such meeting or adjournment thereof, (x) the absence of a quorum of the Voting Junior Preferred Stock, shall not prevent the election of directors other than those to be elected by the Voting Junior Preferred Stock and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by the Voting Junior Preferred Stock, and (y) in the absence of either or both such quorums, a majority in voting power of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting, subject to applicable law, for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

      (e) If by reason of any resignation, retirement, disqualification, death or removal there are not in office all such directors that the holders of the Voting Junior Preferred Stock are entitled to elect pursuant to paragraph (c), then any such vacancy shall be filled only by the remaining director elected by such holders or, only in the event there is no such remaining director, by the holders of the Voting Preferred Stock entitled to vote thereon. If by reason of any resignation, retirement, disqualification, death or removal there are not in office all such directors that the holders of the Voting Preferred Stock are entitled to elect pursuant to paragraph (b), then any such vacancy shall be filled by a majority of the remaining directors elected by such holders or, in the event there are no such remaining directors, by the majority vote of the remaining directors then constituting the Board of Directors.

      Promptly after the right of the holders of the Voting Preferred Stock to fill any vacancy as set forth in the immediately preceding paragraph arises, the Board of Directors may cause a special meeting of the holders of Voting Preferred Stock entitled to vote thereon, to be held for the purpose of filling such vacancy and such vacancy shall be filled at any such special meeting. Such meeting shall be held at the earliest practicable date but in no event shall a special meeting be held if the annual meeting of stockholders of the Corporation is to be held within 90 days of the occurrence of such vacancy.

      Notwithstanding the immediately preceding paragraph, at any time after the right of the holders of the Voting Preferred Stock to fill any vacancy as set forth above in the first paragraph of this paragraph
    (e) arises, a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten percent in aggregate liquidation value of the Voting Preferred Stocks then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of the Voting Preferred Stock entitled to vote thereon. Such meeting shall be held at the earliest practicable date but in no event shall a special meeting be held if the annual meeting of stockholders of the Corporation is to be held within 90 days of the occurrence of such vacancy. If such meeting shall not be called by the proper officer of the Corporation as required within 20 days after personal service of the said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent of the aggregate liquidation value of the Voting Junior Preferred Stocks then outstanding and entitled to vote thereon may designate in writing one of their number to call such meeting, and such meeting may be called by such person designated upon the notice required for annual meetings of stockholders and shall be held at the place at which

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

    the last preceding annual meeting of the stockholders of the Corporation was held. Any holder of the Voting Junior Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to these provisions.

      (f) So long as any shares of Series A Junior Preferred Stock or Series B Junior Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of at least a majority in voting power of the outstanding shares of Series A Junior Preferred Stock and Series B Junior Preferred Stock, voting together as a single class, given in person or by proxy, either in writing or by vote at an annual meeting or a special meeting called for that purpose:

                (A) issue any additional class of stock or any additional
              series of Junior Preferred Stock ranking, in each case, prior to or on parity with the Series A Preferred Stock and Series B Junior Preferred Stock as to the payment of dividends or as to the distribution of assets on liquidation, dissolution or winding up;

                (B) issue any obligation or security convertible into shares of stock ranking prior to or on parity with the Series A Preferred Stock and Series B Preferred Stock as to the payment of dividends or as to the distribution of assets on liquidation, dissolution or winding up.

    Section 6. Restrictions on Dividends and Stock Repurchases. So long as any shares of Series A Preferred Stock or Series B Preferred Stock shall remain outstanding, (a) in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made on any stock ranking junior to the Series A Preferred Stock and Series B Preferred Stock, unless all dividends of the Series A Preferred Stock and Series B Preferred Stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment of such dividends set apart, and (b) during the continuance of any default in the payment of dividends on, or any mandatory redemption obligations of the Corporation in respect of, the Series A Preferred Stock or Series B Preferred Stock, the Corporation shall not purchase, redeem or otherwise acquire for value any shares of Series A Preferred Stock or Series B Preferred Stock or any shares of any other stock ranking on a parity with the Series A Preferred Stock and Series B Preferred Stock as to the payment of dividends or as to the distribution of assets on liquidation, dissolution or wind up without the consent, given in person or by proxy, either in writing or by vote at an annual meeting or at a special meeting called for that purpose, of the holders of at least a majority in voting power of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, present in person or by proxy at such meeting, provided that a quorum, consisting of at least a majority in voting power of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, is present.

    Section 7. Ranking. (a) Any class or series of stock of the Corporation shall be deemed to rank:

      (i) prior to the Series A Preferred Stock and Series B Preferred Stock, as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock and Series B Preferred Stock;

      (ii) on a parity with the Series A Preferred Stock and Series B Preferred Stock as to the payment of dividends, whether or not the dividend rates or dividend payment dates thereof be different from those of the Series A Preferred Stock or Series B Preferred Stock, if the holders of such class or series of stock and the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to the receipt of dividends in proportion to their respective amounts of accrued and unpaid dividends per share, without preference or priority one over the other, and on a parity with the Series A Preferred Stock and Series B Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation prices per share thereof be different from those of the Series A Preferred Stock or Series B Preferred Stock, if the holders of such class or series of stock and the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective liquidation preferences, without preference or priority one over the other; and


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

      (iii) junior to the Series A Preferred Stock and Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, as the case may be, if the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

    (b) Except for the Common Stock, par value $5.00 per share, of the Corporation (the "Common Stock") and the Series A Participating Junior Preferred Stock, without par value, of the Corporation (the "Participating Junior Preferred Stock"), each other class of stock of the Corporation existing on the date of the adoption of this Certificate shall be deemed to rank prior to the Series A Preferred Stock and Series B Junior Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up. The Series A Preferred Stock and Series B Preferred Stock shall be deemed to rank on a parity with each other both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up. The Common Stock and the Participating Preferred Stock shall be deemed to rank junior to the Series A Preferred Stock and Series B Preferred Stock both as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

    Section 8. Status of Redeemed or Acquired Shares. Any shares of Series A Preferred Stock which shall have been redeemed or otherwise acquired by the Corporation shall be restored to the status of authorized but unissued shares of Junior Preferred Stock undesignated as to series.

    Section 9. Liquidation Rights. (a) The amount that the holders of Series A Preferred Stock shall be entitled to receive in the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), shall be $50.00 per share, plus an amount equal to all accrued and unpaid dividends to the date of Liquidation including any changes in dividends payable due to changes in the annual dividend rate or Dividends Received Percentage, and Additional Dividends, if any, and no more. After such amount is paid in full, no further distributions or payments shall be made in respect of shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed to be outstanding or be entitled to any powers, preferences, rights or privileges, including voting rights, and such shares of Series A Preferred Stock shall be surrendered for cancellation to the Corporation.

    (b) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any class or series of stock of the Corporation ranking junior to the Series A Preferred Stock and Series B Preferred Stock, the holders of the Series A Preferred Stock and Series B Preferred Stock (subject to the rights of the Preferred Stock) shall be entitled to be paid in full the amounts set forth in paragraph (a) of this Section 9. After such payment shall have been made in full to the holders of the Series A Preferred Stock and Series B Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the stock of the Corporation ranking junior in respect thereof to the Series A Preferred Stock and Series B Preferred Stock according to their respective rights. In the event that the assets of the Corporation available for distribution to holders of Series A Preferred Stock and Series B Preferred Stock shall not be sufficient to make the payment herein required to be made in full and to pay in full the liquidation preference on all other shares of stock of the Corporation ranking on a parity with the Series A Preferred Stock and Series B Preferred Stock as to amounts distributable upon dissolution, liquidation or winding up of the Corporation, such assets shall be distributed to the holders of the respective shares of Series A Preferred Stock, Series B Preferred Stock and any such other parity stock pro rata in proportion to the full amounts payable upon the shares of Series A Preferred Stock, Series B Preferred Stock and any such other parity stock if all amounts payable thereon were paid in full.

    Section 10. Increase in Shares. The number of shares of Series A Preferred Stock may, to the extent of the Corporation's authorized and unissued Junior Preferred Stock, be increased and may be decreased (but not below the number of shares thereof then outstanding) by further resolution duly adopted by the Board of Directors and the filing and recording of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or decrease has been so authorized.

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

    Section 11. Maturity. Unless otherwise redeemed as provided herein, the term of the Series A Preferred Stock shall be perpetual.

  IN WITNESS WHEREOF, said Tenneco Inc. has caused this Certificate to be
signed by       , as       , this   th day of       , 1996.

                                          TENNECO INC.

                                          By: _________________________________
                                             Name:
                                             Title:

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